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                                                                    Exhibit 21.1

                         Subsidiaries of the Registrant


Subsidiary Name                    State of Organization              Date of Organization
---------------                    ---------------------              --------------------
NNN BOA West, LLC                  Virginia                           8/13/02
NNN Netpark25, LLC                 Delaware                           3/19/03